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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A



                                  ------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              PWG CAPITAL TRUST II
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                 13-7099829
  (State of incorporation or organization)            (I.R.S. Employer


                                                     Identification No.)

                          1285 Avenue of the Americas
                            New York, New York 10019
         (Address, including zip code, of principal executive offices)



                            PAINE WEBBER GROUP INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                  13-2760086
  (State of incorporation or organization)            (I.R.S. Employer
                                                     Identification No.)



                          1285 Avenue of the Americas
                            New York, New York 10019
         (Address, including zip code, of principal executive offices)



       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                  Name of each exchange on which
       to be so registered                  each class is to be registered

    8.08% Preferred Trust Securities         New York Stock Exchange, Inc.
(and the Guarantee with respect thereto)



        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

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Item 1. Description of Securities to be Registered.

        A description of the terms and provisions of (a) the 8.08% Preferred Trust Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of PWG Capital Trust II (the "Trust"), a statutory business trust created under the laws of the State of Delaware, and
(b) the related guarantee thereof by Paine Webber Group Inc., a Delaware corporation ("the Company"), is contained in the Registration Statement on Form S-3 of the Company and the Trust (Registration Nos. 333-13831 and 333-13831-02) filed with the Commission on October 10, 1996, as amended by Amendment No. 1 thereto dated November 29, 1996 (the "Registration Statement") and as supplemented by the Prospectus Statement dated March 11, 1997. Such description is incorporated herein by reference.

Item 2. Exhibits.

        1. Registration Statement and Prospectus Supplement (see Item 1 above).

        2. Certificate of Trust of the Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement).

        3. Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.3 to the Registration Statement).

        4. Form of Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.11 to the Registration Statement).

        5. Form of Preferred Security (incorporated by reference to Exhibit 4.12 to the Registration Statement).

        6. Form of Guarantee Agreement (incorporated by reference to Exhibit
           4.15 to the Registration Statement).

        7. Form of Junior Subordinated Debt Indenture between the Company and The Chase Manhattan Bank, as Trustee (incorporated by reference to
           Exhibit 4.1 to the Registration Statement).

        8. Form of Supplemental Indenture to the Junior Subordinated Debt Indenture between the Company and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.13 to the Registration Statement).

        9. Form of Junior Subordinated Debt Security (incorporated by reference to Exhibit 4.14 to the Registration Statement).

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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Date: March 12, 1997                    PAINE WEBBER GROUP INC.

                                         by: /S/ WILLIAM J. NOLAN
                                            ----------------------

                                           Name:  William J. Nolan
                                           Title: Treasurer


                                        PWG CAPITAL TRUST II

                                         by PAINE WEBBER GROUP INC.,
                                            as Sponsor

                                         by: /S/ WILLIAM J. NOLAN

                                            ---------------------
                                           Name:  William J. Nolan
                                           Title: Treasurer

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                               INDEX OF EXHIBITS

                                                                PAGE NUMBER
                                                                    IN
                                                                SEQUENTIALLY
EXHIBIT                                                           NUMBERED
NUMBER                          TITLE                            STATEMENT
-------                         -----                           ------------
  1.                Registration Statement and Prospectus
                    Supplement (see Item 1 above).

  2. Certificate of Trust of the Trust (incorporated by reference to Exhibit 4.4 to the Registration
                    Statement)

  3. Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.3 to the Registration
                    Statement).

  4.                Form of Amended and Restated Declaration of
                    Trust of the Trust (incorporated by reference to Exhibit 4.11 to the Registration Statement).

  5. Form of Preferred Security (incorporated by reference to Exhibit 4.12 to the Registration
                    Statement).

  6. Form of Guarantee Agreement (incorporated by reference to Exhibit 4.15 to the Registration
                    Statement).

  7. Form of Junior Subordinated Debt Indenture between the Company and The Chase Manhattan
                    Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement).

  8.                Form of Supplemental Indenture to the Junior
                    Subordinated Debt Indenture between the
                    Company and The Chase Manhattan Bank, as
                    Trustee (incorporated by reference to
                    Exhibit 4.13 to the Registration Statement).

  9.                Form of Junior Subordinated Debt Security
                    (incorporated by reference to Exhibit 4.14 to the Registration Statement).